UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2007

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19635 (Commission File Number)	33-0326866 (I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ (Address of Principal Executive Offices)	07922 (Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 12, 2007, Genta Incorporated (the “Company”) received a staff determination letter from The NASDAQ Stock Market (“NASDAQ”) stating that the Company’s common stock is subject to delisting from The NASDAQ Global Market because the Company does not comply with the requirement to maintain a minimum $10,000,000 value in stockholders’ equity, as set forth in Marketplace Rule 4450(a)(3). The Company intends to provide a plan to the NASDAQ Staff to resume compliance with the Marketplace Rule on or before November 27, 2007. However, the Company cannot make any representation that its plan will be accepted by the NASDAQ Staff. A delisting decision by the NASDAQ Staff may be appealed to a NASDAQ Listing Qualifications Panel.

A copy of the Company’s press release announcing the NASDAQ determination letter is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 16, 2007, relating to the receipt of the staff determination letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
By:	/s/RICHARD J. MORAN
Name: Richard J. Moran
Title: Senior Vice President, Chief Financial
Officer and Corporate Secretary

Dated: November 16, 2007